                                                                  Exhibit 10.14

                             ASSUMPTION OF MORTGAGE


                  For good and valuable consideration, the receipt of which is hereby acknowledged, Synergistic Holdings Corp., a Delaware corporation, hereby
(i) assumes and agrees to perform all of the obligations of Salex Holding Corporation under the mortgage and note secured thereby with Fleet Bank for the property located at 50 Laser Court, Hauppauge, New York (the "Mortgage") and
(ii) releases, waives and discharges Crimi from any and all of his obligations in connection with such Mortgage.

Dated: September __, 1996

                                        SYNERGISTIC HOLDINGS CORP.


                                        By:/s/ Thomas M. Swartwood
                                           -----------------------------------
                                           Name:  Thomas M. Swartwood
                                           Title: President